UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT OF 1934
                              --------------------

       Date of Report (Date of earliest event reported): January 30, 2006
                                                         -----------------

                               STATE BANCORP, INC.
                               -------------------
             (Exact name of Registrant as Specified in its Charter)

         New York                   0-14874                 11-2846511
         --------                   -----------------       -----------------
(State or Other Jurisdiction of     (Commission File        (I.R.S. Employer
 Incorporation)                      Number)                 Identification No.)

                699 Hillside Avenue, New Hyde Park, NY 11040-2512
                -------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (516) 437-1000
                                                           --------------

                                       N/A
                                       ---
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  Other Events

On January 31, 2006, State Bank of Long Island, (the "Bank"), a wholly owned subsidiary of the Company, announced that the jury in its recent trial pertaining to the previously disclosed claim by HSA Residential Mortgage Services of Texas, Inc. ("RMST") rendered its verdict on January 30, 2006. The month-long trial resulted in a verdict of $44 million against the Bank. The Bank estimates that the total amount of this judgment may approach $74 million on a pre-tax basis; $44 million after taxes. Notwithstanding the foregoing judgment, the Company estimates that its Tier I Leverage and Tier I Capital/Risk-Weighted Assets capital ratios will remain in excess of the requirements for it to be considered a "well capitalized" institution by its primary regulators.


ITEM 9.01.  Financial Statements and Exhibits.

c) Exhibits

99.1 Press release issued by the Company on January 31, 2006 announcing the verdict in HSA Residential Mortgage Services of Texas, Inc. Trial



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                         STATE BANCORP, INC.



                                        By:/s/ Brian K. Finneran
                                           -------------------------------------
                                            Brian K. Finneran
                                            Secretary/Treasurer


Dated: February 1, 2006